SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: August 19, 1996
                       (Date of earliest event reported)

                                FIRSTMARK CORP.
             (Exact Name of Registrant as Specified in its Charter)

        Maine                        0-20806                     01-0389195
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
    of Incorporation)                                      Identification No.)

           222 Kennedy Memorial Drive,                              04901
                Waterville, Maine                                (Zip Code)
     (Address of Principal Executive Offices)

              Registrant's telephone number, including area code:
                                 (207) 873-6362


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Item 4. Changes in Registrant's Certifying Accountant.

        On August 19, 1996, the Board of Directors of Firstmark Corp. (the "Company"), approved the replacement of Edwards, Faust & Smith as the independent accountant chosen to audit the Company's financial statements and approved the appointment of Deloitte & Touche LLP as the Company's independent accountant. The appointment of Deloitte & Touche LLP will be effective immediately.

        Edwards, Faust & Smith's report on the financial statements of the Company for each of the two fiscal years ended June 30, 1995 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles. Their report on the Company's June 30, 1995 financial statements dated September 11, 1995 did contain an explanatory paragraph due to a change in the method of accounting for investments, the uncertainty regarding the recoverability of an investment and emphasis of a matter regarding a gain from a settlement which occurred subsequent to year end.

        During the Company's two fiscal years ended June 30, 1995 and during the subsequent period preceding the date of Edwards, Faust & Smith's replacement, there has been no disagreement with Edwards, Faust & Smith on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Edwards, Faust & Smith, would have caused Edwards, Faust & Smith to make reference to the subject matter of the disagreement in connection with its report.

        The Company has provided Edwards, Faust & Smith with a copy of this Current Report. A letter from Edwards, Faust & Smith to the Company dated August 21, 1996 with respect to this matter is attached hereto as Exhibit 16.

Item 7(c).     Exhibits.

Exhibit No.           Description

16 Letter dated August 21, 1996 from Edwards, Faust & Smith re Change in Certifying Accountant.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FIRSTMARK CORP.
                                       (Registrant)

Date:  August 21, 1996               By: /s/ James F. Vigue
                                         James F. Vigue
                                         President and Chief Executive Officer


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                                 EXHIBIT INDEX

Exhibit No.           Description

16 Letter dated August 21, 1996 from Edwards, Faust & Smith re Change in Certifying Accountant.